Exhibit 10.2

FIRST AMENDMENT TO
AMENDED AND RESTATED TRANSPORTATION SERVICES AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED TRANSPORTATION SERVICES AGREEMENT (“First Amendment”) is made effective as of April 1, 2016, by and between Marathon Petroleum Company LP (“MPC”), a Delaware limited partnership and Hardin Street Marine LLC (“HSM”), a Delaware limited liability company.

WITNESSETH:

WHEREAS, MPC and HSM entered into that Amended and Restated Transportation Services Agreement effective on the 1st day of January, 2015 (the “Agreement”); and

WHEREAS, pursuant to Section 12.11 of the Agreement, MPC and HSM now desire to amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Section 4.4 of the Agreement shall be deleted in its entirety and replaced with the following:

4.4        Reimbursement of Expenses.

(a)	Monthly, to the extent incurred by HSM, MPC shall reimburse HSM for each of the following:

(1)
all reasonable fuel and ancillary costs incurred by HSM, all reasonable Cleaning and Repair Facility Charges and all reasonable Third Party charges, including all port and harbor charges, incurred in providing the Transportation Services under this Agreement;

(2)
any reasonable costs and expenses incurred by HSM for all damage of any kind, as well as reasonable waste removal and cleaning costs, resulting from the receipt of Product that does not conform to the applicable industry standard quality specifications as set forth in Section 5.2;

(3)
any reasonable costs and expenses incurred by HSM in complying with any new or change in Applicable Law occurring after the Effective Date that affects the Transportation Services provided by HSM under this Agreement, provided that (i) compliance by HSM with any such new or change in Applicable Law requires capital expenditures by HSM and (ii)

HSM has made efforts to mitigate the capital expenditures required by such Applicable Law;

(4)
all taxes (other than income taxes, gross receipt taxes, ad valorem taxes, property taxes and similar taxes) incurred by HSM on MPC's behalf with respect to the Transportation Services provided under this Agreement, to the extent such reimbursement is not prohibited by Applicable Law;

(5)	the actual costs of any capital expenditures, excluding Additional Equipment, HSM agrees to make at MPC's request, to the extent such costs are actually incurred by HSM; and

(6)
any reasonable costs incurred by HSM to restore disruptions to the Transportation Services described in Section 3.1(a) that are caused by MPC or MPC's employees, Affiliates, representatives, agents or customers.

(b)	Monthly, to the extent incurred by MPC, HSM shall reimburse MPC for each of the following:

(1)	any motor fuel excise tax or similar taxes or fees incurred by MPC, which are chargeable to HSM as a user of such fuel.

(2)	any reasonable costs incurred by MPC not covered under this Section 4.4, or elsewhere in this Agreement, that are related to HSM providing Transportation Services.

(c)	For expenses incurred under this Section 4.4(a), HSM and MPC agree that third parties may directly invoice MPC and MPC shall be responsible for prompt payment of any such invoice.

2.	Capitalized terms used but not defined in this First Amendment shall have the meaning ascribed to such terms in the Agreement.

3.
This First Amendment supersedes any other prior agreements or understandings of the parties relating to this subject matter and the parties are not relying on any statement, representation, promise or inducement not expressly set forth herein.

4.
This First Amendment may be executed in one or more counterparts, and in both original form and one or more photocopies, each of which shall be deemed to be an original, but all of which together shall be deemed to constitute one and the same instrument.

5.	Except for the provisions of the Agreement specifically addressed in this First Amendment, all other provisions of the Agreement shall remain in full force and effect.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be effective as of the day and year first written above.

MARATHON PETROLEUM COMPANY LP
By: MPC Investment LLC, its General Partner

By:	/s/ J. S. Swearingen
J. S. Swearingen, Vice President

Date:	June 29, 2016

HARDIN STREET MARINE LLC

By:	/s/ M. Todd Sandifer
M. Todd Sandifer, President

Date:	June 30, 2016

3